IN THE CIRCUIT COURT OF JACKSON COUNTY, MISSOURI

ROBERT O'BRIEN, Derivatively on Behalf of	)	Case No. 0816-CV02978
NOVASTAR FINANCIAL, INC.,	)	(Consolidated with case no. 0816-
	)	CV04731)
Plaintiff,	)
	)	Division 12
)
vs.	)	Judge: Honorable Edith L. Messina
)
SCOTT F. HARTMAN, W. LANCE	)	NOTICE OF PENDENCY AND
ANDERSON, GREGORY T. BARMORE,	)	PROPOSED SETTLEMENT OF
EDWARD W. MEHRER, ART N.	)	DERIVATIVE ACTIONS
BURTSCHER, DONALD M. BERMAN,	)
GREGORY S. METZ and DAVID A. PAZGAN,	)
)
Defendants,	)
)
-and-)
)
NOVASTAR FINANCIAL, INC., a Maryland	)
corporation,	)
)
Nominal Defendant.	)
)

     TO: ALL OWNERS OF NOVASTAR FINANCIAL, INC. ("NOVASTAR") COMMON STOCK AS OF NOVEMBER 24, 2009 ("CURRENT NOVASTAR SHAREHOLDERS").

     PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED.

     This notice has been published pursuant to an Order of the Circuit Court of Jackson County, Division 12, Missouri (the "Court"). The purpose of the notice is to advise you of the proposed settlement (the "Settlement"), as set forth in a Stipulation of Settlement dated as of November 24, 2009 (the "Stipulation"), of the consolidated shareholder derivative litigation pending before the Court (the "State Action"), and of the federal shareholder derivative litigation styled Iaccarino v. Hartman, et al., Case No. 4:08-cv-469-ODS pending in the United States District Court for the Western District of Missouri (the "Federal Action," collectively, with the State Action, the "Derivative Actions"), and to advise you of the Settlement Hearing (as defined below in Section V). The Settlement will fully resolve the Derivative Actions on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Derivative Actions with prejudice. For a more detailed statement of the matters involved in the Derivative Actions, the Settlement, and the terms discussed in this notice, the Stipulation may be inspected at the Office of the Clerk of the Circuit Court of Jackson County located at 415 E. 12th Street, Kansas City, MO, during regular business hours of each business day. A copy of the Stipulation is also available at www.robbinsumeda.com and www.novastarfinancial.com.

     You may have the right to object to the Settlement in the manner provided in this Notice. If you fail to object in the manner provided at least fourteen (14) calendar days before the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

     This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Actions, but is merely to advise you of the pendency and settlement of the Derivative Actions.

I. DEFINITIONS USED IN THIS NOTICE

     1. "Current NovaStar Shareholders" means persons who owned NovaStar common stock as of November 24, 2009, and who continue to hold their NovaStar common stock as of the date of the final settlement approval hearing, excluding the Individual Defendants, the officers and directors of NovaStar, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.

     2. "Defendants" means, collectively, NovaStar and the Individual Defendants.

     3. "Effective Date" means the first date by which all of the events and conditions specified in Section IV, ¶5.1 of the Stipulation have been met and have occurred.

     4. "Federal Plaintiff" means Iris Iaccarino, individually and derivatively on behalf of NovaStar.

     5. "Federal Plaintiff's Counsel" means, collectively, Arnold, Newbold, Winter & Jackson, P.C., 1125 Grand Boulevard, Suite 1600, Kansas City, MO 64106, telephone (816) 421-5788, and Saxena White P.A., 2424 North Federal Highway, Suite 257, Boca Raton, FL 33431, telephone (561) 394-3399.

     6. "Fee and Expense Award" means the agreed upon Fee and Expense Award that NovaStar shall pay or cause its insurers to pay to Plaintiffs' Counsel, as defined below, for attorneys' fees and reimbursement of expenses incurred in the Derivative Actions and in recognition of the substantial benefit conferred on NovaStar by the agreed-to corporate governance reforms.

     7. "Individual Defendants" means, collectively, Scott F. Hartman, W. Lance Anderson, Gregory T. Barmore, Edward W. Mehrer, Art N. Burtscher, Donald M. Berman, Gregory S. Metz, and David A. Pazgan.

     8. "Judgment" means the judgment to be rendered by the Court, substantially in the form attached to the Stipulation as Exhibit A, or as modified pursuant to the agreement of the Settling Parties.

     9. "Plaintiffs" means, collectively, State Plaintiffs and Federal Plaintiff as defined herein.

     10. "Plaintiffs' Counsel" means, collectively, State Plaintiffs' Counsel and Federal Plaintiff's Counsel as defined herein.

     11. "Related Persons" means each of an Individual Defendant's or NovaStar's past or present agents, attorneys, advisors, insurers, co-insurers, reinsurers, heirs, executors, personal representatives, estates, administrators, predecessors, successors and assigns, together with each and all of the respective past and present officers, directors, employees, agents, attorneys, accountants, advisers, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, predecessors, successors and assigns of any of them.

     12. "Released Claims" means, collectively, any and all claims, rights, actions, causes of action, damages, costs, expenses and attorney's fees, whether based on federal, state, local, statutory or common law or any other law, rule, or regulation, including, without limitation, Unknown Claims (as defined below in ¶17) that have been or could have been asserted derivatively by Plaintiffs, or any other NovaStar shareholders on behalf of NovaStar, or by NovaStar, against the Released Persons (as defined below in ¶13) that are based upon, arise from, or relate to the allegations made in the complaints filed in the Derivative Actions.

     13. "Released Persons" means, collectively, each and all of the Defendants and their Related Persons.

     14. "Settling Parties" means, collectively, Defendants and Plaintiffs.

     15. "State Plaintiffs" means, collectively, Robert O'Brien and Andrew A. Allison, individually and derivatively on behalf of NovaStar.

     16. "State Plaintiffs' Counsel" means, collectively, Robbins Umeda LLP, 600 B Street, Suite 1900, San Diego, CA 92101, telephone: (619) 525-3990; Yonke & Pottenger, LLC, 100 Main Street, Suite 2450, Kansas City, MO 64105, telephone: (816) 221-6000; and Law Offices of Alfred G. Yates, Jr., 519 Allegheny Building, 429 Forbes Avenue, Pittsburgh, PA 15219, telephone: (412) 391-5164.

     17. "Unknown Claims" means any and all Released Claims which the Settling Parties do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, which if known by him, her or it might have affected his, her or its decision not to object to the Stipulation. With respect to any and all claims, the Settling Parties stipulate and agree that upon final approval, the Plaintiffs shall, expressly and derivatively, be deemed to have, and by operation of the Judgment, shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or any other state, sovereign or jurisdiction, principle of common law which is similar, comparable or equivalent to California Civil Code §1542 which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Upon the Effective Date, the Settling Parties each shall expressly waive, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code §1542. The Settling Parties each may hereafter discover facts in addition to or different from those that he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, the Settling Parties each shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims. The Settling Parties each acknowledge that the foregoing waiver was separately bargained for and a key element of the Settlement of which this release is a part.

II. THE DERIVATIVE ACTIONS

     On January 31, 2008, plaintiff Robert O'Brien filed a complaint in the Circuit Court of Jackson County, Missouri, on behalf of NovaStar against certain of its current and former officers and directors captioned O'Brien v. Hartman, et al., Case No. 0816-CV02978 ("O'Brien Action"). That same day, plaintiff Andrew A. Allison also filed a complaint in the Circuit Court of Jackson County, Missouri, on behalf of NovaStar captioned Allison v. Hartman, et al, Case No. 0816-CV04731 ("Allison Action").

Both the O'Brien Action and Allison Action alleged that the Individual Defendants breached their fiduciary duties by allowing the Company's internal accounting and lending controls to deteriorate while issuing improper statements that incorrectly stated NovaStar's exposure to the subprime mortgage crisis. On July 15, 2008, the Court entered an order: (i) consolidating the O'Brien Action and Allison Action (the "State Action"); (ii) designating the complaint in the O'Brien Action as the operative complaint; and (iii) appointing Robbins Umeda LLP (f/k/a Robbins, Umeda & Fink, LLP) as lead counsel.

     On June 24, 2008, plaintiff Iris Iaccarino filed a complaint in the United States District Court for the Western District of Missouri on behalf of NovaStar against certain of its current and former officers and directors captioned Iaccarino v. Hartman, et al., No. 4:08-cv-469-ODS (the "Federal Action"). Though based on similar underlying facts, unlike the State Action, the Federal Action alleged that the Individual Defendants violated federal securities laws. Further, the Federal Action was filed after NovaStar's Board of Directors (the "Board") allegedly failed to respond to plaintiff Iris Iaccarino's formal demand, made on October 25, 2007, that the Board investigate and bring appropriate legal action against those responsible for the harm allegedly caused to the Company.

     On September 10, 2008, State Plaintiffs' Counsel notified counsel for the Defendants of State Plaintiffs' intent to file an amended complaint as a matter of right under Missouri Rule of Civil Procedure 55.33(a) . Shortly thereafter on September 25, 2008, Plaintiffs' Counsel sent Defendants' counsel a settlement demand letter. The demand letter set forth a summary of the damages Plaintiffs believe the Individual Defendants inflicted on the Company as well as Plaintiffs' initial demand for corporate reforms. Defendants' counsel agreed to review and respond to Plaintiffs' demand letter. Consequently, the Settling Parties agreed to extend the briefing schedule in existence at the time so that they could focus on settlement negotiations.

     Beginning in April, 2009, the Settling Parties met and conferred in good faith about Plaintiffs' settlement demand. The Settling Parties, however, did not reach an agreement at that time. On April 28, 2009, State Plaintiffs' filed their Verified Consolidated Amended Shareholder Derivative Complaint ("CAC").

     On May 18, 2009, Plaintiffs' Counsel sent Defendants' counsel a supplemental settlement demand letter reflecting their prior settlement discussions. The supplemental settlement letter focused on the additional corporate governance reforms that Plaintiffs believed would strengthen the Company, including the appointment of a lead independent director, the responsibilities of the lead independent director, changes to the audit committee charter, creation of a loan compliance officer, and creation of a process for shareholders to nominate directors. On June 11, 2009, Defendants' counsel responded in writing to the supplemental settlement demand letter, agreeing to many, but not all of Plaintiffs' settlement demands. Plaintiffs' Counsel replied to Defendants' response on July 2, 2009. Over the next two weeks the Settling Parties engaged in numerous communications in an attempt to resolve the Derivative Actions. Unable to reach a mutually agreeable resolution, the Defendants filed their motion to dismiss State Plaintiffs' CAC and the complaint in the Federal Action on July 13, 2009. Thereafter, the Settling Parties nonetheless continued to engage in good faith settlement negotiations. On August 19, 2009, the Settling Parties reached an agreement in principal, the terms and conditions of which are set forth herein (the "Settlement"). In October 2009, a special committee of the Board consisting of non-defendant directors approved the Settlement on behalf of NovaStar, and the full Board approved the corporate governance changes required by the Settlement to become effective on the Effective Date (as defined in ¶3 of Section I herein).

III. PLAINTIFFS' CLAIMS AND BENEFITS OF SETTLEMENT

     Plaintiffs believe that the claims asserted in the Derivative Actions have merit. However, Plaintiffs' Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Derivative Actions against the Defendants through trial and, potentially, through appeals. Plaintiffs' Counsel also have taken into account the uncertain outcome inherent in any litigation, especially in complex actions such as this Derivative Actions, as well as the difficulties and delays of such litigation. Plaintiffs' Counsel are also mindful of the inherent problems of proof under, and possible defenses to, the claims asserted in the Derivative Actions. Plaintiffs' Counsel believe that the Settlement set forth in this Stipulation confers substantial benefits upon NovaStar. Based on their evaluation, Plaintiffs' Counsel have determined that the Settlement is fair, reasonable, and adequate, and in the best interests of Plaintiffs, NovaStar, and NovaStar's stockholders.

IV. DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

     The Defendants have denied and continue to deny each and all of the claims alleged by Plaintiffs in the Derivative Actions. The Defendants have expressly denied and continue to deny the allegations of wrongdoing, liability and/or violations of any laws, and/or any damage whatsoever by reason of any of the matters complained of in the Derivative Actions, contend that they acted properly and lawfully at all times and deny that Plaintiffs or NovaStar have been damaged. By agreeing to the Settlement and entering into this Stipulation, the Defendants do not admit any alleged fact, wrongdoing, liability and/or violations of any laws and/or any damage whatsoever.

     Nonetheless, the Defendants have concluded that further conduct of the Derivative Actions would be protracted and expensive, and that it is desirable that the Derivative Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. The Defendants also have taken into account the uncertainty and risks inherent in any litigation, especially in complex cases such as the Derivative Actions. Therefore, the Defendants have determined that it is desirable, beneficial, and in the best interests of NovaStar and the Individual Defendants that the Derivative Actions be settled in the manner and upon the terms and conditions set forth in this Stipulation.

V. THE SETTLEMENT HEARING

     The Settlement Hearing will be held before the Honorable Edith L. Messina on April 5, 2010 at 9:30 a.m. at the Circuit Court of Jackson County, Missouri, Division 12 for the purpose of determining: (i) whether the Settlement is fair, reasonable, and adequate, and should be finally approved by the Court; (ii) whether a Judgment should be entered dismissing the State Action with prejudice; and (iii) whether Plaintiffs' Counsel's agreed-to Fee and Expense Award should be approved. The Settlement Hearing may be continued by the Court at the Settlement Hearing or at any adjourned session thereof without further notice to Current NovaStar Shareholders.

VI. THE SETTLEMENT

     On August 19, 2009, the Settling Parties reached an agreement in principal, the terms and conditions of which are set forth in the Stipulation. After further negotiations, the Settling Parties executed the Stipulation. The terms and conditions of the Settlement are fully set forth in the Stipulation. The Stipulation has been filed with the Court and is also available for viewing on the websites www.robbinsumeda.com and www.novastarfinancial.com. The following is only a summary of its terms.

     Defendants acknowledge that the filing and prosecution of the Derivative Actions were material and substantial factors in causing the Company to agree to adopt the corporate governance reforms and remedial measures described in Corporate Governance Term Sheet attached to the Stipulation as Exhibit B. NovaStar has agreed to maintain these corporate governance measures in place for a period of five (5) years after the Effective Date.

     In summary, the corporate governance reforms and remedial measures provide, among other things: (i) the designation of a lead independent director to assure compliance with the Company's corporate governance guidelines; (ii) amendments to NovaStar's Board's audit committee's charter to improve oversight over the Company's loan business and strategic and financial plans; (iii) the designation a loan compliance officer to oversee the origination, underwriting and servicing of loans; and (iv) the implementation of a shareholder nominated director process. These corporate governance reforms represent and will continue to represent a substantial benefit for NovaStar.

VII. DISMISSAL AND RELEASES

     In connection with the Court's approval of the Settlement, Plaintiffs will request a dismissal with prejudice of all claims asserted by Plaintiffs on behalf of NovaStar against the Individual Defendants in the Derivative Actions.

     Upon the entry of the Judgment (as defined above in Section I, ¶8), Plaintiffs, on their own behalf individually and derivatively on behalf of NovaStar, Plaintiffs' Counsel, and NovaStar shall have, and by operation of the Judgment shall be deemed to have, fully, finally, and forever released, relinquished and discharged all Released Claims (including Unknown Claims) and any and all claims arising out of, relating to, or in connection with the Settlement or resolution of the Derivative Actions against the Defendants and the Released Persons.

      Upon the entry of the Judgment, each of the Defendants and Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged Plaintiffs and Plaintiffs' Counsel from all claims, arising out of, relating to, or in connection with their institution, prosecution, assertion, settlement or resolution of the Derivative Actions or the Released Claims.

VIII. THE FEE AND EXPENSE AWARD

     In recognition of the benefit conferred on NovaStar through the adoption and/or continued adherence to the corporate governance measures delineated in Exhibit B to the Stipulation, the Settling Parties agreed that NovaStar, upon Court approval, shall pay or cause its insurers to pay to Plaintiffs' Counsel $300,000 for attorneys' fees and reimbursement of expenses.

IX. THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

     Any Current NovaStar Shareholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement of the Derivative Actions should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon or why the Fee and Expense Award should not be awarded to Plaintiffs' Counsel; provided, however, unless otherwise ordered by the Court, no Current NovaStar Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee and Expense Award to Plaintiffs' Counsel unless that shareholder has, at least fourteen (14) calendar days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of NovaStar common stock through the date of the Settlement Hearing, including the number of shares of NovaStar common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current NovaStar Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder's intention to appear; (b) a statement that indicates the basis for such appearance; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing and the subjects of their testimony. If a Current NovaStar Shareholder files a written objection and/or written notice of intent to appear, such shareholder must also simultaneously serve copies of such notice, proof, statement and documentation, together with copies of any other papers or briefs such shareholder files with the Court (either by hand delivery or by first class mail) upon each of the following:

CLERK OF THE COURT	ORRICK, HERRINGTON
Circuit Court of Jackson County,	& SUTCLIFFE LLP
Division 12	WILLIAM F. ALDERMAN
415 E. 12th Street	NANCY E. HARRIS
Kansas City, MO 61406	JUSTIN MANUEL ARAGON
The Orrick Building
405 Howard Street
ROBBINS UMEDA LLP	San Francisco, CA 94105
BRIAN J. ROBBINS	Telephone: (415) 773-5700
FELIPE J. ARROYO	Facsimile: (415) 773-5759
GREGORY E. DEL GAIZO
600 B Street, Suite 1900	HUSCH BLACKWELL SANDERS, LLP
San Diego, CA 92101	MICHAEL THOMPSON
Telephone: (619) 525-3990	4801 Main Street
Facsimile: (619) 525-3991	Suite 1000
Kansas City, MO 64112
Lead Counsel for State Plaintiffs	Telephone: (816) 983-8000
Facsimile: (816) 983-8080
YONKE & POTTENGER, LLC
JASON POTTENGER	Counsel for State and Federal Defendants
1100 Main Street, Suite 2450
Kansas City, MO 64105
Telephone: (816) 221-6000
Facsimile: (816) 221-6400

Liaison Counsel for State Plaintiffs

LAW OFFICES OF ALFRED
G. YATES, JR.
ALFRED G. YATES
519 Allegheny Building
429 Forbes Avenue
Pittsburgh, PA 15219
Telephone: (412) 391-5164
Facsimile: (412) 471-1033

Counsel for State Plaintiff Allison

ARNOLD, NEWBOLD, WINTER
& JACKSON, P.C.
LINDA N. WINTER
PAUL E. TORLINA
1125 Grand Boulevard, Suite 1600
Kansas City, MO 64106
Telephone: (816) 421-5788
Facsimile: (816) 471-5574

SAXENA WHITE P.A.
MAY SAXENA
JOSEPH W. WHITE III
CHRISTOPHER JONES
LESTER R. HOOKER
2424 North Federal Highway, Suite 257
Boca Raton, FL 33431
Telephone: (561) 394-3399
Facsimile: (561) 394-3082

Counsel for Federal Plaintiff

     Any Current NovaStar Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation and to the Fee and Expense Award to Plaintiffs' Counsel but shall otherwise be bound by the judgment to be entered and the releases to be given.

X. CONDITIONS FOR SETTLEMENT

     The Settlement is conditioned upon the occurrence of certain events described in the Stipulation. Those events include the occurrence of the Effective Date, which requires, among other things: (1) entry of the requested Judgment by the Court; (2) expiration of the time to appeal from or alter or amend the Judgment; and (3) dismissal of the Federal Action with prejudice. If, for any reason, any one of the conditions described in the Stipulation is not met and the Effective Date does not occur, the Stipulation might be terminated and, if terminated, will become null and void, and the parties to the Stipulation will be restored to their respective positions in the Derivative Actions as of the date before the Stipulation was fully executed.

XI. EXAMINATION OF PAPERS AND INQUIRIES

     This notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Derivative Actions, reference is made to the Stipulation which may be inspected at the Office of the Clerk, Circuit Court of Jackson County, Division 12 located at 415 E. 12th Street, Kansas City, MO, during business hours of each business day. The Stipulation is also available for viewing at the websites of www.robbinsumeda.com and www.novastarfinancial.com.

     Any other inquiries regarding the Settlement or the Derivative Actions should be addressed in writing to one of the counsel named in Section IX above.

PLEASE DO NOT TELEPHONE THE COURT OR NOVASTAR REGARDING THIS NOTICE